                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                              NORTHROP GRUMMAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              NORTHROP GRUMMAN CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                     NOTICE

    Notice is hereby given that the Annual Meeting of Stockholders of Northrop Grumman Corporation (the "Company") will be held on Wednesday, May 17, 1995, at 10:00 A.M. at the Museum of Flying, 2772 Donald Douglas Loop North, Santa Monica, California 90405 for the following purposes:

    (1) To elect five Class I directors to hold office for three years and until their respective successors are elected and qualified.

    (2) To consider and act upon a proposal to approve the Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors.

    (3) To consider and act upon a proposal to approve amendments to the Company's 1993 Long-Term Incentive Stock Plan to increase the number of shares of Common Stock which the Company is authorized to issue under the Plan and to establish individual limits on shares that can be awarded pursuant to stock option grants during any three year period.

    (4) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

    (5) To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Stockholders of record at the close of business on March 21, 1995, are entitled to receive notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          [SIG]

                                          SHEILA M. GIBBONS
                                          CORPORATE VICE PRESIDENT AND SECRETARY

1840 Century Park East
Los Angeles, California 90067
March 31, 1995

                                    IMPORTANT
      TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                              GENERAL INFORMATION

    This Proxy Statement, which is part of the accompanying Notice of Annual Meeting of Stockholders, is furnished in connection with the solicitation, by the Board of Directors of Northrop Grumman Corporation (the "Company"), of proxies to be used at the Company's 1995 Annual Meeting of Stockholders (the "Annual Meeting") and at any and all adjournments of such Annual Meeting. If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as indicated. Any person executing the proxy may revoke it prior to its exercise. Unless otherwise directed in the accompanying proxy, the persons named therein (or their substitutes) will vote FOR the election of the five director nominees listed below under "Election of Directors," FOR the proposal to approve the Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors, FOR the proposal to amend the Company's 1993 Long-Term Incentive Stock Plan to increase the number of shares authorized to be issued under that plan and to establish a limit on the maximum number of shares that can be awarded during any three year period to an employee pursuant to stock option grants under the Plan and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 1995. As to any other business which may properly come before the Annual Meeting, the named proxies will vote in accordance with their best judgment. The Company does not presently know of any other such business.

    At the close of business on February 13, 1995 there were 49,285,069 shares of Common Stock of the Company, par value $1.00 per share (the "Common Stock"), outstanding. Only holders of record of Common Stock at the close of business on March 21, 1995 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Each share of Common Stock is entitled to one vote. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

    The principal office of the Company is located at 1840 Century Park East, Los Angeles, California 90067. This Proxy Statement and the form of proxy will be sent to stockholders commencing approximately March 31, 1995.

                               VOTING SECURITIES

    The following table lists the beneficial ownership of each person or group who, as of December 31, 1994, owned to the Company's knowledge more than five percent of the Company's Common Stock then outstanding.

                                                                    AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP       CLASS
-----------------------------------------------------------------  -----------------------  -----------
Bankers Trust Company(a).........................................      7,374,387 shares(b)      14.97%
300 So. Grand Avenue, Los Angeles, CA 90071
U.S. Trust Company of California, N.A.(c)........................      5,985,060 shares(d)      12.15%
555 So. Flower St., Los Angeles, CA 90071-2429
Wellington Management Company....................................      3,890,775 shares(e)       7.91%
75 State Street, Boston, MA 02109
Vanguard Wellington Fund, Inc....................................      2,628,800 shares(f)       5.34%
P.O. Box 2600, Valley Forge, PA 19482

------------------------
(a) Bankers Trust Company is Trustee (the "Trustee") under the Northrop Corporation Employee Benefit Plans Master Trust (the "Trust").

(b) These shares are held under the Northrop Savings Plan, the relevant portion of which is an Employee Stock Ownership Plan, and the Employee Investment Plan of Grumman Corporation for the account of (but not beneficially owned by) the Trustee. The Trustee votes these shares in accordance with instructions received from the employee-participants in such Plans to whose accounts the shares have been allocated. Undirected shares are voted in the same proportion as shares for which instructions are received.
(c) U.S. Trust Company is an Investment Manager (the "Investment Manager") for the Northrop Grumman Retirement Plan and the pension plans for certain divisions of the Company (the "Retirement Plans"); under the Trust, the Investment Manager has responsibility for the management and control of the Northrop Grumman shares held in the Trust as assets of the Retirement
      Plans.
(d) These shares are held for the account of (but not beneficially owned by) the Trustee. The Investment Manager has voting power over these shares, except in the event of a contested election of directors or in connection with a tender offer. In such cases the shares are voted in accordance with instructions received from eligible participants in the Retirement Plans.
      Undirected shares are voted in the same proportion as shares for which instructions are received.
(e)   This information was  provided by Wellington  Management Company  ("WMC").
      According to WMC, as of the date set forth above, WMC had shared dispositive power over 3,890,775 shares but shared voting power over only
      860,675 shares.
(f)   This  information  was provided  by  Vanguard Wellington  Fund,  Inc. (the
      "Fund"). According to the Fund, as of the date set forth above, the Fund had sole voting power but shared dispositive power over the 2,628,800 shares.

STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

    The following table sets forth the total number of shares of Common Stock beneficially owned by directors, nominees and Named Executive Officers and all directors and executive officers as a group at the close of business on February 13, 1995. Except as noted below, and subject to applicable community property and similar laws, each stockholder has sole voting and investment power with respect to the shares shown.

                                          AMOUNT AND NATURE OF   PERCENT
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP   OF CLASS
----------------------------------------  --------------------   --------
Oliver C. Boileau, Jr...................          74,990(1)         *
Jack R. Borsting........................           1,848(2)         *
Renso L. Caporali(3)....................           1,242            *
John T. Chain, Jr. .....................             720            *
Jack Edwards............................             320            *
Barbara C. Jordan.......................           2,569            *
Kent Kresa..............................         733,860(4)        1.49
Richard R. Molleur......................          16,571(5)         *
Aulana L. Peters........................           1,720            *
John E. Robson..........................           1,230            *
Richard M. Rosenberg....................           1,964            *
William F. Schmied......................           2,720(6)         *
Brent Scowcroft.........................             820            *
John Slaughter..........................             220            *
Wallace C. Solberg......................          73,723(7)         *
Richard J. Stegemeier...................           1,867(8)         *
Richard B. Waugh, Jr....................          13,580(9)         *
    Total...............................         929,964           1.89
Directors and executive officers as a          1,028,795(10)       2.09
group...................................

------------------------
  *   Denotes ownership of less than 1% of the outstanding shares
 (1) Includes 53,200 shares of Common Stock which may be acquired by Mr. Boileau within 60 days after February 13, 1995, pursuant to the exercise of options and 21,790 shares held by the Boileau Family Trust of which Mr. Boileau is trustee.
 (2) Includes 1,500 shares held in the Borsting Family Trust of which Dr. Borsting is trustee.

 (3) Dr. Renso L. Caporali resigned from the Corporation's Board of Directors effective March 15, 1995.

 (4) Includes 500,000 shares of Common Stock which may be acquired by Mr. Kresa within 60 days after February 13, 1995, pursuant to the exercise of options; 4,807 shares held as of December 31, 1994 in the Northrop Savings
      Plan; and 173,545 shares held by the Kresa Family Trust of which Mr. Kresa is trustee.

 (5)  Includes  14,000  shares of  Common  Stock which  may  be acquired  by Mr.
      Molleur within 60 days after February 13, 1995 pursuant to the exercise of options.

 (6)  Includes 2,500  shares  held  by  the William  F.  and  C.  Janet  Schmied
      Revocable Trust of which Mr. Schmied and his wife are trustees.

 (7)  Includes  22,200  shares of  Common  Stock which  may  be acquired  by Mr.
      Solberg within 60 days after February 13, 1995, pursuant to the exercise of options and 10,023 held as of December 31, 1994 in the Northrop Savings
      Plan.

 (8) Includes 1,000 shares held in the Richard J. Stegemeier Family Trust of which Mr. Stegemeier and his wife are trustees.

 (9) Includes 7,520 shares of Common Stock which may be acquired by Mr. Waugh within 60 days after February 13, 1995, pursuant to the exercise of options; 2,873 shares held as of December 31, 1994 in the Northrop Savings
      Plan; and 2,877 shares held by the Waugh Family Trust of which Mr. Waugh and his wife are trustees.

(10) Includes  627,940 shares  of Common Stock  which may be  acquired within 60 days after February 13,  1995 pursuant to the  exercise of options;  38,014 shares  held as of  December 31, 1994  in the Northrop  Savings Plan or the
     Employee  Investment  Plan  of  Grumman  Corporation  for  the  benefit  of officers;  55,250 Restricted Award Shares, issued pursuant to the 1987 Long
     Term Incentive Plan,  which shares  carry voting and  dividend rights;  and
     1,717  shares deferred  into the  stock unit  account pursuant  to the 1993
     Stock Plan for Non-Employee Directors.

                             ELECTION OF DIRECTORS

    Under the Company's Certificate of Incorporation, which provides for a classified Board of Directors, five directors in Class I will be elected at the 1995 Annual Meeting to hold office for three years until the 1998 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless instructed otherwise, the persons named in the accompanying proxy (or their substitutes) will vote the shares represented by such proxy for the election of the five Class I Director Nominees listed in the table set forth below. In case any of such nominees shall become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies (or their substitutes) shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

    The following information, furnished with respect to each of the five nominees for election as a Class I director, and each of the four Class II and four Class III directors whose terms will continue after the Annual Meeting, is obtained from the Company's records or from information furnished directly by the individual to the Company. All the nominees are presently serving on the Board of Directors. It is the Company's policy that members of the Board of Directors are ineligible to stand for election to the Board of Directors if they will have attained age 70 by the date of the Company's Annual Meeting of Stockholders at which such election is held.

                        NOMINEES FOR DIRECTOR -- CLASS I

JACK R. BORSTING,  66.  E. MORGAN STANLEY PROFESSOR OF BUSINESS  ADMINISTRATION,
                        UNIVERSITY OF SOUTHERN CALIFORNIA.

ELECTED 1991
CHAIRMAN OF THE NOMINATING COMMITTEE; MEMBER OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT AND THE FINANCE COMMITTEES.

Dr. Jack Borsting was at the Naval Postgraduate School in Monterey, California from 1959 to 1980. During his tenure at Monterey, he was professor of Operations Research, Chairman of the Department of Operations Research and Administration Science, and Provost and Academic Dean. Dr. Borsting was Assistant Secretary of Defense (Comptroller) from 1980 to 1983 and Dean of the School of Business at the University of Miami from 1983 to 1988. From 1988 to 1994, he was the Robert
R. Dockson professor and Dean of the School of Business Administration at the University of Southern California, Los Angeles. He is past president of both the Operations Research Society of America and the Military Operations Research Society. He is currently a trustee of the Orthopaedic Hospital Foundation of Los Angeles and serves as a director of Whitman Medical and TROLearning.

AULANA L. PETERS,  53.  PARTNER, GIBSON, DUNN & CRUTCHER.
ELECTED 1992
MEMBER OF THE EXECUTIVE AND PUBLIC POLICY AND THE AUDIT COMMITTEES.

Aulana L. Peters joined the law firm of Gibson, Dunn & Crutcher in 1973. In 1980, she was named a partner in the firm and continued in the practice of law until 1984 when she accepted an appointment as Commissioner of the Securities and Exchange Commission. In 1988, after serving four years as a Commissioner, she returned to Gibson, Dunn & Crutcher. Ms. Peters is a director of 3M, the New York Stock Exchange, Mobil Corporation and Merrill Lynch & Co.

RICHARD M. ROSENBERG,  64.  CHAIRMAN  OF THE BOARD  AND CHIEF EXECUTIVE OFFICER,
                            BANKAMERICA CORPORATION  AND BANK  OF AMERICA  NT  &
                            SA.

ELECTED 1991
CHAIRMAN OF THE FINANCE COMMITTEE; MEMBER OF THE NOMINATING COMMITTEE.

Richard M. Rosenberg became Chairman and Chief Executive Officer of BankAmerica Corporation (BAC) and Bank of America in May 1990 after having served as President since February 1990 and as Vice Chairman of the Board and a director of BAC and the Bank since 1987. Before joining BankAmerica Corporation, Mr.
Rosenberg served as President and Chief Operating Officer of Seafirst Corporation and Seattle-First National Bank which he joined in 1986. Mr. Rosenberg is a retired Commander in the U.S. Navy Reserve, a director of Airborne Express, Pacific Telesis Corporation and Potlatch Corporation, a trustee of the University of Southern California and the California Institute of Technology.

WALLACE C. SOLBERG,  63.  CORPORATE VICE PRESIDENT AND GENERAL MANAGER, MILITARY
                          AIRCRAFT DIVISION.

ELECTED 1992
MEMBER OF THE EXECUTIVE AND PUBLIC POLICY COMMITTEE.

Before joining Northrop Corporation, Wallace C. Solberg was a research engineer at the Hotpoint Division of General Electric Company. In 1959 he joined Hallicrafters Company which was acquired by Northrop in 1966 and renamed the Defense Systems Division. While at Northrop he has held such positions as Manager of Engineering, Program Management, Customer Requirements and Finance before being named Vice President and General Manager of the Division in 1974. In November 1990, when Northrop integrated its three electronics operations, Mr. Solberg was named Vice President and

General Manager of the new Electronics Systems Division. In 1991 he was named Corporate Vice President and General Manager of the Aircraft Division and in June 1994 he became Corporate Vice President and General Manager, Military Aircraft Division.

RICHARD J. STEGEMEIER,  66.  CHAIRMAN, UNOCAL CORPORATION,  AN ENERGY  RESOURCES
                             COMPANY.

ELECTED 1990
CHAIRMAN OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE; MEMBER OF THE FINANCE COMMITTEE.

Richard J. Stegemeier joined Union Oil Company of California, principal operating subsidiary of Unocal Corporation, in 1951. Mr. Stegemeier has been Chairman of the Board for Unocal Corporation since April 1989. From July 1988 to May 1994 he was Chief Executive Officer and from December 1985 to June 1992 he was President of Unocal Corporation. Mr. Stegemeier is a member of the National Academy of Engineering, the Secretary of Energy's Advisory Board, and the California Council on Science and Technology. He is a director of First Interstate Bancorp, Foundation Health Corporation, Halliburton Corporation and Outboard Marine Corporation.

                        CONTINUING DIRECTORS -- CLASS II

BARBARA C. JORDAN,  59.  PROFESSOR, LYNDON B. JOHNSON SCHOOL OF PUBLIC  AFFAIRS,
                         UNIVERSITY OF TEXAS AT AUSTIN.

ELECTED IN 1993
MEMBER OF THE AUDIT, THE EXECUTIVE AND PUBLIC POLICY AND THE NOMINATING COMMITTEES.

After graduating MAGNA CUM LAUDE from Texas Southern University, Ms. Jordan received her LLB from Boston University in 1959. She was admitted to the Texas and Massachusetts bars the same year and began her career as an Administrative Assistant to a County Judge in Harris County, Texas. In 1966, Ms. Jordan was elected to the Texas State Senate and in 1972 she became a member of the 93rd Congress, representing the 18th District of Texas. As a Congressperson, Ms. Jordan was a member on the Judiciary and Government Operations Committees. During the 94th Congress, she was a member of the Steering and Policy Committee of the House Democratic Caucus. After serving three terms in the House, Ms. Jordan assumed her current association with the University of Texas. She is a director of The Mead Corporation, Burlington Northern Railroad, Texas Commerce Bankshares, Inc. and the Federal Home Loan Mortgage Corporation and the Center on Addiction and Substance Abuse.

JOHN E. ROBSON,  64.  SENIOR ADVISOR,  ROBERTSON STEVENS  & COMPANY,  INVESTMENT
                      BANKERS.

ELECTED 1993
MEMBER   OF  THE  COMPENSATION  AND   MANAGEMENT  DEVELOPMENT  AND  THE  FINANCE
COMMITTEES.

From 1989 to 1993, Mr. Robson served as Deputy Secretary of the United States Treasury. Prior to that, he was Dean and Professor of Management at the Emory University School of Business Administration (1986-1989), President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of G.D. Searle & Co., a pharmaceutical company (1977-1986). From 1975 to 1977, he served as Chairman of the U.S. Civil Aeronautics Board, regulator of the airline industry. Mr. Robson earned his B.A. from Yale University in 1952 and his J.D., with honors, from Harvard Law School in 1955. He was in the U.S. Army from 1955 to 1957 and returned to Illinois to become a partner in a major Chicago law firm. Mr. Robson became General Counsel of the Department of Transportation in 1967. In 1968, he was appointed Under Secretary of the Department of Transportation, leaving government service in 1969 to return to the private practice of law as a partner of Sidley & Austin, into which his old law firm merged. Mr. Robson is a director of Rand McNally Company, Ralin, Inc. and Security Capital Industrial Trust, a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, a Visiting Fellow at the Heritage Foundation and a Trustee of St. John's College.

WILLIAM F. SCHMIED,  66.  RETIRED  CHAIRMAN, PRESIDENT AND  CHIEF EXECUTIVE, THE
                          SINGER COMPANY, FORMERLY AN ELECTRONICS AND AEROSPACE COMPANY.
ELECTED 1990
CHAIRMAN OF THE AUDIT COMMITTEE; MEMBER OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE.

William F. Schmied joined the Autonetics Division of North American Aviation (Rockwell International) in 1953 as a research electronics engineer. In 1959 he joined the newly formed Guidance and Control Systems Division of Litton
Industries and progressed through a number of technical and management positions. He joined the Singer Company Kearfott Division in 1969 as Division President and advanced through the Aerospace & Marine Systems Group and the Products & Services for Government Group until he was named President and Chief Operating Officer of Singer in 1980. In 1987 Mr. Schmied was named Chief Executive and Chairman of the Board, the position from which he retired in 1988 following the acquisition of The Singer Company by an investment group. He has been a director of Northeast Bancorp, Inc., Union Trust Company, Tiger International, Flying Tiger Line, Inc., and trustee of the Link Foundation. Mr. Schmied is a fellow of the American Institute of Aeronautics and Astronautics.

JOHN BROOKS SLAUGHTER,  60.  PRESIDENT, OCCIDENTAL COLLEGE.
ELECTED 1993
MEMBER OF THE AUDIT AND THE NOMINATING COMMITTEES.

Dr. John Brooks Slaughter earned his B.S.E.E. from Kansas State University in 1956, and was an electronics engineer with General Dynamics Convair in San Diego from 1956 to 1960. He earned his M.S. in Engineering from the University of California at Los Angeles in 1961 and was with the Naval Electronics
Laboratories in San Diego from 1960 until 1975. In 1971, Dr. Slaughter was awarded a Ph.D. in Engineering Sciences from the University of California at San Diego. In 1975, he joined the University of Washington as a director of the applied physics laboratory and became academic Vice President and, later, Provost of Washington State University from 1979 to 1980. During this period, Dr. Slaughter was also associated with the National Science Foundation, first as Assistant Director and, later, as Director. From 1982 through 1988, he was Chancellor of the University of Maryland and in 1988 he became President of Occidental College. Dr. Slaughter, who is a member of the National Academy of Engineering, fellow of the I.E.E.E. and the recipient of numerous honorary doctoral degrees, serves on the Board of Directors of Monsanto, Atlantic Richfield Company, Avery Dennison and IBM.

                       CONTINUING DIRECTORS -- CLASS III

JOHN T. CHAIN, JR.,  60.  EXECUTIVE  VICE   PRESIDENT,  SAFETY   AND   CORPORATE
                          SUPPORT, BURLINGTON NORTHERN RAILROAD COMPANY.

ELECTED 1991
CHAIRMAN OF THE EXECUTIVE AND PUBLIC POLICY COMMITTEE; MEMBER OF THE AUDIT COMMITTEE.

During his military career, John T. Chain, Jr. held a number of Air Force commands. In 1978, he became military assistant to the Secretary of the Air Force. In 1984, he became the Director of Politico-Military Affairs, Department of State. General Chain has been Chief of Staff for Supreme Headquarters Allied Powers Europe, and Commander in Chief, Strategic Air Command, the position from which he retired in February 1991. In March 1991, he became Executive Vice President of Operations for Burlington Northern Railroad, serving in that capacity until March of 1992. General Chain is a member of the Council on Foreign Relations and Chairman of the Wellness Council of America. He is a director of Kemper Corporation, RJR Nabisco and Nabisco, Inc.

JACK EDWARDS, 66. PARTNER, HAND, ARENDALL, BEDSOLE, GREAVES & JOHNSTON. ELECTED 1991
MEMBER OF THE EXECUTIVE AND PUBLIC POLICY AND THE AUDIT COMMITTEES.

Jack Edwards was elected in 1964 to the House of Representatives and served in the Congress for twenty years representing the First District of Alabama. During his tenure in the House, Mr. Edwards served on the Appropriations Committee for sixteen years, including ten years as Senior Republican on the Defense Subcommittee, and sixteen years on the Transportation Subcommittee. He also served on the Banking, Finance and Urban Affairs Committee. He retired from the Congress in January 1985 and became a partner in his current law firm. He is a director of Southern Company, Holnam Inc. and Dravo Corporation. Mr. Edwards is also a member of the Board of Trustees of the University of Alabama System.

KENT KRESA,  57.  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER.
ELECTED 1987

Before joining Northrop Corporation, Kent Kresa was associated with the Lincoln Laboratories of M.I.T. and the Defense Advanced Research Projects Agency. In 1975, he joined Northrop as Vice President and Manager of the Corporation's Research and Technology Center. He became General Manager of the Ventura Division in 1976, Group Vice President of the Aircraft Group in 1982 and Senior Vice President for Technology and Development in 1986. Mr. Kresa was elected President and Chief Operating Officer of Northrop in 1987. He was named Chief Executive Officer in 1989 and Chairman of the Board in 1990. Mr. Kresa is a member of the Massachusetts Institute of Technology Visiting Committee for the Department of Aeronautics and Astronautics, a Fellow of the American Institute of Aeronautics and Astronautics, serves on the Board of Governors of the Aerospace Industries Association, the Board of Trustees of the California Institute of Technology, the CEO Board of Advisors of the University of Southern California's School of Business and on the Board of Directors of Chrysler Corporation, Atlantic Richfield Company, the Los Angeles World Affairs Council and the John Tracy Clinic.

BRENT SCOWCROFT,  70.  LIEUTENANT GENERAL, USAF (RET.)  AND FORMER ASSISTANT  TO
                       THE PRESIDENT FOR NATIONAL SECURITY AFFAIRS.

ELECTED 1993
MEMBER   OF  THE  COMPENSATION  AND   MANAGEMENT  DEVELOPMENT  AND  THE  FINANCE
COMMITTEES.

General Scowcroft served as Assistant to the President for National Security Affairs for Presidents Bush and Ford. A retired U.S. Air Force Lieutenant General, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as Assistant to the President for National Security Affairs. He also held a number of teaching positions at West Point and the Air Force Academy, specializing in political science. He received his B.S. degree from West Point, and M.A. and Ph.D. degrees from Columbia University. General Scowcroft is also a director of Pennzoil, Enron Global Power & Pipelines L.L.C. and QUALCOMM Inc.

MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND DIRECTORS' FEES

    The Board of Directors schedules regular meetings throughout the year. Normally, such meetings convene at the Company's principal office in Los Angeles. Provision has been made in the Bylaws for special meetings of the Board, should they be required, and for meetings of the various committees of the Board at appropriate times. In 1994, twelve meetings of the Board of Directors were held. During 1995, the Board has scheduled eight regular meetings of the Board.

    The Company has an Audit Committee, a Compensation and Management Development Committee and a Nominating Committee, each of which is composed of at least three members, all of whom must be "Independent Outside Directors" as defined in the Company's Bylaws. The members of the Audit Committee are John T. Chain, Jr., Jack Edwards, Barbara C. Jordan, Aulana L. Peters, William F.

Schmied and John Brooks Slaughter. The members of the Compensation and Management Development Committee are Jack R. Borsting, John E. Robson, William
F. Schmied, Brent Scowcroft and Richard J. Stegemeier. The members of the Nominating Committee are Jack R. Borsting, Barbara C. Jordan, Richard M. Rosenberg and John Brooks Slaughter. During 1994, the Audit Committee met five times, the Compensation and Management Development Committee met seven times and the Nominating Committee met five times.

    The Audit Committee meets periodically with both the Company's independent auditors and the Company's chief internal auditor to review audit results and the adequacy of the Company's systems of internal controls. In addition, the Audit Committee recommends to the Board of Directors the appointment or discharge of the Company's independent auditors, and reviews each professional service of a non-audit nature to be provided by the independent auditors to evaluate the impact on the independence of the auditors of undertaking such added services.

    The Compensation and Management Development Committee recommends to the Board of Directors the base salary and incentive compensation of all elected officers, takes final action with respect to base salary and incentive compensation for certain other officers and key employees, and reviews the Company's compensation policies and management actions to assure the succession of qualified officers. In addition, this Committee establishes the Company's annual performance objectives under the Company's incentive compensation plans, recommends to the Board of Directors the amounts to be appropriated for awards under such plans, recommends to the Board of Directors awards under the Company's 1973 Incentive Compensation Plan (the "1973 Plan"), grants awards under and administers the Company's Long-Term Incentive Plans and recommends to the Board of Directors all compensation plans in which Company officers are eligible to participate.

    The Nominating Committee reviews candidates to serve as directors and recommends to the Board of Directors nominees for election as directors. The activities and associations of each candidate are examined to ensure that there is no legal impediment, conflict of interest, or other consideration that might prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a Northrop Grumman director is to represent the interests of the stockholders as a whole. The Committee will consider nominees recommended by stockholders if such nominations have been submitted in writing, accompanied both by a description of the proposed nominee's qualifications and an indication of the consent of the proposed nominee and relevant biographical information. The recommendation should be addressed to the Committee in care of the Secretary of the Company. In addition, the Nominating Committee makes recommendations to the Board of Directors concerning the composition and size of the Board of Directors, candidates to fill vacancies, the performance of incumbent directors, and the remuneration of Non-Employee Directors.

    In addition, the Company has an Executive and Public Policy Committee, a Finance Committee and an Acquisition Committee which was formed in connection with the acquisition of Grumman Corporation and is currently inactive.

    During 1994, each of the directors attended at least 75% or more of all meetings of the Board of Directors and the various committees on which they serve, with the exception of Mr. Rosenberg. Mr. Rosenberg attended most regular meetings of the Board of Directors and the Finance Committee except those relating to the acquisition of Grumman Corporation which he did not attend due to a conflict of interest in connection with his position as Chairman of the Board and Chief Executive Officer of Bank of America.

    Directors are compensated for their services according to a standard arrangement authorized by resolution of the Board of Directors. An annual retainer fee of $25,000, increased to $28,000 in September 1994, was paid to each director and an additional fee of $1,000 was paid to each director for every Board meeting attended during 1994. Committees of the Board usually meet on the same day as the regular Board meeting. Members of each committee who attended such meetings were compensated at the rate of $1,000 for each such committee meeting. Committee chairmen were compensated an extra $200 for attendance at committee meetings for which they were chairmen. Beginning with the quarterly payment made on September 30, 1994, committee chairman are compensated $3,000 per year pursuant to a retainer fee arrangement in lieu of an additional fee per meeting. If a director performed extraordinary services for the Board at the request of the Chairman of the Board or the chairman of a committee, such director was compensated at the rate of $1,000 per day. Directors are reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors or committee meetings and in performing compensable extraordinary services. Board members who are employees of the Company do not receive compensation under the above provisions.

    The 1993 Stock Plan For Non-Employee Directors originally provided that 20% of the retainer fee earned by each director would be paid in Northrop Grumman Common Stock, issued as soon as practicable following the close of the fiscal year, on December 31. In September 1994, the amount of retainer fee paid in Northrop Grumman Common Stock was increased to 30%. In addition, directors may defer payment of all or a portion of their remaining retainer fees and/or their Board and Committee meeting fees. Deferred compensation may either be distributed in Northrop Grumman Common Stock, issued as soon as practicable after the close of the fiscal year, or such compensation may be placed in a Stock Unit account until the conclusion of a director-specified deferral period, a minimum of two years from the time the compensation is earned. All deferral instructions must be received prior to the performance of the services for which the director is compensated. Directors are credited with dividend equivalents in connection with the Northrop Grumman Common Stock which is distributed early in the year following the year earned or deferred into the Stock Unit account for longer periods, pending distribution. In early 1995, the Board adopted a Company stock ownership guideline for outside directors of three times the annual retainer, to be achieved within five years of joining the Board (for existing directors, five years from the date of adoption).

    The Northrop Grumman Corporation Board of Directors Retirement Plan (the "Directors Plan") provides that outside directors, as defined in the Bylaws of the Company, are eligible to receive a retirement benefit pursuant to the Directors Plan if they retire from the Board following completion of at least five or more consecutive years of service as an outside Board member. Outside directors are also eligible for benefits if they are ineligible to stand for election to the Board of Directors by virtue of the fact that they will have attained age 70 prior to the Annual Meeting of Stockholders and have not completed at least five consecutive years of service as an outside director. The annual benefit payable pursuant to the Directors Plan is equal to the annual retainer fee then being paid to active directors or such lesser amount as is provided for under the Directors Plan. Benefits are payable for ten years or less (as set forth in the Directors Plan), from the retirement date of the director. In the case of the death of a director while receiving benefits, the benefits are payable to the director's surviving spouse, as defined in the Directors Plan. On September 21, 1994 the Directors Plan was amended to provide that, in the event of a change in control, all outside directors serving on the Board at that time shall be immediately vested and entitled to an annual benefit amount for each year of consecutive service. In addition, benefits payable under the Directors Plan have been secured through the establishment of a rabbi trust.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote), is required for the election of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FIVE NOMINEES FOR DIRECTOR LISTED ABOVE.

                             COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

    The Compensation and Management Development Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation applicable to employees elected as officers of the Company. The Committee is comprised exclusively of outside directors, all of whom are free of interlocking relationships with the Company.

COMPENSATION PHILOSOPHY

    Under the direction of the Committee, the Corporation has developed and implemented compensation policies and programs that promote the attainment of the strategic business goals of the Company. As a vital element of the Company's overall plan to accomplish its mission, its compensation philosophy is designed to enable acquisition and retention of executives of exceptional ability, and to concentrate their attention, energy and skill on achieving high current performance on commitments to customers, financial results exceeding specific acceptable thresholds, and long-term prosperous growth.

    Northrop Grumman executive compensation programs comprise a set of linked incentives that include base salary, annually determined variable compensation referred to as incentive pay or bonus, and a long-term incentive plan based on stock ownership, appreciation and total return to shareholders. Successful accomplishment of goals tied to the business plan can produce significant individual reward. Most components of this reward are at risk and vary directly in their amount with each executive's impact on desired business results.

    The Company's administration of executive total compensation is based on both performance and competitive market considerations. Base salaries of executives are targeted at a competitive market median on a job-by-job basis with individual variations explained by differences in training, experience, skills of special value to the Company and sustained performance. Incentive compensation varies directly with Company and business element performance, and also with individual job level, scope and performance. Normalized for aforementioned individual variations, annual total cash compensation -- base salary plus incentive pay -- will be lower than competitive market median in years of below target performance, and above competitive market median in years performance exceeds target. At the time of their initial grant, the size of individual long-term incentive awards is targeted at competitive market median.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit.

    Prior to the enactment of Section 162(m), the Company's stockholders approved the 1993 Long-Term Incentive Stock Plan ("Stock Plan"). Initial grants of certain awards under that plan while performance-based, do not satisfy the definition of performance-based compensation under Section 162(m) and, therefore, tax deductions with respect to compensation related to those initial grants may be lost.

    Under a transitional rule contained in proposed Treasury regulations, the Stock Plan is treated as meeting the requirement of stating the maximum number of shares with respect to which a stock option may be granted to any employee until the first shareholders' meeting at which directors are elected that occurs after December 31, 1996. However, shareholder approval of the amendment to the Stock Plan increasing the number of shares of Common Stock which the Company is authorized to issue under the Stock Plan will cause the protection of the transition rule to be lost. Accordingly, in order to preserve the Company's Federal income tax deduction with respect to future grants of stock options under the Stock Plan, the Board of Directors has approved, subject to shareholder approval, an amendment to the Stock Plan establishing a limit on the maximum number of shares that may be issued pursuant to stock option grants to any employee, including a Named Executive Officer, of four hundred thousand (400,000) shares over any three-year period.

    The 1973  Incentive  Compensation Plan  ("1973  Plan") is  also  subject  to
Section 162(m) of the Code. However, based upon the compensation to be paid to the Named Executive Officers, it is likely that the Company would be denied a tax deduction in 1994 only with respect to a portion of the Chief Executive Officer's cash compensation. The increased tax liability that would result will not be material.

    The Chief Executive Officer has elected to defer 1995 cash compensation to the extent that compensation would cause the loss of a deduction under Section 162(m). Therefore, Section 162(m) is not expected to impact the Company for the tax year 1995.

    The Company will continue its efforts to preserve tax deductibility of compensation where it is reasonable and practical to do so.

MEASUREMENT OF COMPANY PERFORMANCE

    Consistent with the business plan, management in each organizational element prepares and submits for assessment an Annual Operating Plan containing strategic, financial and supplemental business goals together with defined measures and weights. Strategic Goals focus on such factors as new product development and new business initiatives, while Financial Goals focus on operating earnings, cash flow and shareholder value metrics. Supplemental Business Goals include targets in areas such as contract acquisition, productivity and quality improvement, work place diversity, management development and environmental management. These goals are communicated within each organizational element resulting in formation of individual performance goals specific to each salaried employee. Documented and approved in accordance with the Company's Performance Management Process, accomplishments against individual goals are evaluated on an interim basis at mid-year and, on a final basis, at year-end.

    For Named Executive Officers, three Performance Measurement Factors weighted 1/3 each are used to determine annual incentive awards: pre-tax return on 3-year average shareholder equity; profitability as measured by return on assets and return on equity -- weighted equally; and Supplemental Business Goals such as are delineated above. Associated with each financial measure is a specific numerical threshold approved by the Committee below which no value is earned. Supplemental Business Goals have stated milestones, objectives and numerical targets also approved by the Committee. In 1994, the category of Supplemental Business Goals included 11 corporate goals and 43 divisional goals.

    Annually, the Committee reviews, approves and -- at its discretion -- modifies the Chief Executive Officer's written proposal of goals and their numerical values within each of the three Performance Measurement Factors stated above. Performance highlights against 1994 goals can be found below in ANNUAL INCENTIVE COMPENSATION and in CHIEF EXECUTIVE OFFICER COMPENSATION.

COMPANY PERFORMANCE AND THE ELEMENTS OF COMPENSATION

    COMPETITIVE COMPENSATION INFORMATION

    In determining base salaries and incentive compensation for the Named Executive Officers, primary sources of competitive compensation information are independent surveys of industry peer companies, specifically including those in the Standard & Poors Aerospace and Defense Index cited in the SHAREOWNER RETURN PERFORMANCE PRESENTATION following this Report, and selected other companies in closely related industries. These primary sources include the Hewitt Associates MCS Project 777 Survey (Aerospace Segment) and the Summit Survey of Aerospace Companies. Secondary sources of competitive compensation information are the Consolidated Industries Segment of Project 777, the Towers-Perrin Compensation Data Bank and the Hewitt Associates Total Compensation DataBase-TM-.

    Competitive award guidelines contained in the Company's Long-Term Incentive Plan Guide to Administration have been determined by a reputable independent consulting firm and adopted by the Committee.

    BASE SALARY

    At the beginning of each year, the Committee reviews, and accepts or modifies as it deems appropriate, an annual salary plan submitted by the Chief Executive Officer for the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Corporation's human resources staff under the ultimate direction of the Chief Executive Officer, based on independent market surveys of compensation as well as judgments of performance as to past and expected future contributions of the individual executives.

    Separately, the Committee reviews the base salary of the Chief Executive Officer considering competitive compensation data and the Committee's assessment of his past performance and its expectation of his future contributions in leading the corporation and its businesses. The Committee then presents to the Board (absent all employee-directors) its recommendations concerning both the annual salary plan for senior executives and the salary for the Chief Executive Officer. The Board approves this submission, modified as it deems appropriate.

    Measured by third-party compensation surveys of the aerospace and defense industry which consider company revenues, the Chief Executive Officer is paid a base salary at the competitive market median. From the Hewitt Total Compensation Study, it can be concluded that the average base salary paid by the Corporation to this executive group is at the competitive market median.

    ANNUAL INCENTIVE COMPENSATION

    Executives, including the Named Executive Officers, are eligible for incentive pay annually under the Corporation's shareholder-approved Incentive Compensation Plan. However, no awards may be earned or paid for years in which the pre-tax return on 3-year average shareholder equity is not at least 10%, or in which no dividend is declared on common and preferred stock. When awards are payable, their total amount may not exceed 3% of the pre-tax adjusted gross margin for that year.

    In years in which incentive compensation awards are payable, the Committee decides individual awards for the Named Executive Officers following its consideration of the Chief Executive Officer's report of overall corporate performance against the business measures delineated above in MEASUREMENT OF COMPANY PERFORMANCE. The Committee determines the size of the annual incentive awards for executive officers generally by calculating the product of individual base salary, target bonus percent based on salary grade, Unit Performance Factor and an individual performance score termed Individual Performance Factor. The Unit Performance Factor represents the Chief Executive Officer's assessment of overall Company performance as a single numerical value that the Committee accepts or revises as it deems appropriate.

    For 1994, performance targets for the Company's three Measurement Factors --
1) pre-tax return on 3-year average shareholder equity; 2) annual return on assets and return on equity; and 3) Supplemental Business Goals--were exceeded.

    Accompanying his performance report, the Chief Executive Officer submits recommendations to the Committee for individual incentive awards for the Named Executive Officers, except the Chief Executive Officer, which reflect their contributions to the accomplishment of annual goals and the Company's long-term business plan.

    Separately, the Committee considers an incentive compensation award for the Chief Executive Officer based on the Committee's assessment of his recent-year performance. The Committee then presents to the Board, absent all employee-directors, its recommendations concerning the incentive compensation for the Named Executive Officers, including the Chief Executive Officer. The Board considers the Committee's recommendations and approves this submission, modified as it deems appropriate.

    In evaluating overall performance and formulating recommendations for annual incentive compensation for 1994 for the Named Executive Officers, including the Chief Executive Officer, the Committee considered the Chief Executive Officer's report on overall corporate performance. Originally presented to the Committee on February 16, 1994, corporate performance targets were revised following the Company's acquisition of Grumman Corporation and were submitted for review and approval to the Committee on June 15, 1994. In its review of results against 1994 original and revised performance goals, the Committee noted the degree to which the Company exceeded targets set for all three Performance Measurement Factors. The Committee excluded the cost of the Company's 1994 early retirement incentive program for purposes of evaluating 1994 financial elements of the Performance Measurement Factors, a permissible action under the 1973 Incentive Compensation Plan. The Committee also acknowledged the successful conclusion of the Grumman and Vought acquisitions as major contributions to the future welfare of the Company. The Committee considered all factors as a whole and took into account evaluations of Named Executive Officers' performance to arrive at an appropriate annual incentive compensation for each.

    During 1994, the Committee also approved special cash awards for six executives, two of whom are Named Executive Officers (not the Chief Executive Officer), in recognition of their extraordinary contributions to the acquisition of Grumman Corporation.

    LONG-TERM INCENTIVE COMPENSATION

    During each fiscal year, the Committee considers the desirability of granting senior executives, including the Named Executive Officers, awards under the current shareholder-approved Long-Term Incentive Stock Plan. The Committee believes that its past grants of Long-Term incentives have successfully focused the Corporation's senior management on building profitability and Shareowner value.

    The Long-Term Incentive Stock Plan provides the flexibility to grant awards spanning a number of years in a variety of forms, including stock options and restricted performance stock rights. The purpose of this form of compensation is to establish a long-term performance horizon for Plan participants. By promoting ownership of Northrop Grumman stock, the Plan creates shareholder-managers interested in the long-term growth and prosperity of the Company.

    In the Company's fiscal year ended December 31, 1994, the Committee granted stock options to selected key managers and -- only to new participants in the Plan -- restricted performance stock rights. The performance variable governing the value of restricted performance stock rights is linked to Company total shareholder return compared to that of companies in the Standard & Poors Aerospace and Defense Index cited in the SHAREOWNER RETURN PERFORMANCE PRESENTATION that follows this Report.

    In fixing grants for individuals, including the Named Executive Officers other than the Chief Executive Officer, the Committee reviewed the Chief Executive Officer's recommendations for individual awards. The Committee approved awards taking into account the scope of accountability, record of achievement and contribution and anticipated future influence on company performance of each recipient.

    Awards under the Long-Term Incentive Stock Plan in 1994 were granted on December 21, 1994. Applying competitive guidelines for the size of annual long-term incentive awards for Named Executive Officers, actual grants of such awards in 1994 were made -- overall -- under the competitive market median.

DETERMINING CHIEF EXECUTIVE OFFICER COMPENSATION

    In evaluating 1994 performance of the Chief Executive Officer and setting his annual incentive compensation, the Committee noted a number of significant Company achievements. In making its final determination as to the Chief Executive Officer's 1994 annual incentive compensation, these important business results were considered by the Committee both separately and in the aggregate without assigned specific relative values.

    The Committee recognized that Mr. Kresa was the architect of the Grumman and Vought acquisitions. He directed a complex organization transition while still achieving an overall high level of financial performance. As stated earlier, the Company exceeded established targets set for all three Performance Measurement Factors that determine incentive compensation. Additionally, a number of strategic, operational and business development highlights also marked Mr. Kresa's leadership in 1994.

    The Company met its commitment of delivering four B-2 aircraft to the Air Combat Command at Whitman AFB. Excellent performance for military aircraft programs was reflected in high customer acclaim for the F-18 E/F Critical Design Review and acceptance of the Company as a major competitor for new opportunities in the arena of Joint Advanced Strike Technology (JAST). Merging the products, people and assets of three major companies in less than one year, Northrop Grumman has uniquely positioned itself to compete effectively in the emerging arena of surveillance, precision strike and battle management. In the highly competitive field of commercial aircraft, Northrop Grumman was successful in meeting challenging unit cost reductions in an environment of curtailed volume while also establishing itself as the premier supplier of commercial aircraft subassemblies.

    Based upon competitive market bonus practice derived from sources cited in the Competitive Compensation Information section of this report and Mr. Kresa's performance as outlined in this section, and taking into consideration Mr. Kresa's base salary, the Committee granted Mr. Kresa an incentive compensation award to recognize his 1994 performance. Following its review of the total value of his incentive stock holdings (i.e., grants of stock and stock options under present and previous Long-Term Incentive Plans) and considering competitive market long-term incentive practices discussed in the Long-Term Incentive
Compensation section of this report, the Committee also granted Mr. Kresa a long-term incentive award to both reward and motivate his continuing
contributions   to  the  future  prosperity  of  the  Company.  Considering  his performance and previously cited Competitive Compensation Information, the committee adjusted Mr. Kresa's base salary effective March 1, 1994. The Summary Compensation Table on page 16 contains information detailing these actions.

    THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE:

                        RICHARD J. STEGEMEIER, CHAIRMAN
                                JACK R. BORSTING
                                 JOHN E. ROBSON
                               WILLIAM F. SCHMIED
                                BRENT SCROWCROFT

                                                               FEBRUARY 28, 1995

SHAREOWNER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Aerospace and Defense Composite Index for the period of five fiscal years commencing January 1, 1990 and ended December 31, 1994.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
   NORTHROP GRUMMAN CORPORATION, S&P 500 INDEX & S&P AEROSPACE/DEFENSE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NDC      S&P 500      S&P A/D INDEX
1989             100         100                100
1990             107          97                104
1991             169         126                125
1992             230         136                131
1993             264         150                171
1994             308         152                185

ASSUMES $100 INVESTED ON DECEMBER 31, 1989 IN NORTHROP GRUMMAN COMMON STOCK, S&P 500 INDEX AND S&P AEROSPACE/DEFENSE INDEX.

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                             EXECUTIVE COMPENSATION

    There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1994, 1993 and 1992 of those persons who were at December 31, 1994 the chief executive officer and the other four most highly compensated officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                    ----------------------------
                                                                                               AWARDS
                                                                                    ----------------------------
                                                                                                      SECURITIES
                                      ANNUAL COMPENSATION             OTHER           RESTRICTED      UNDERLYING
                                  ---------------------------        ANNUAL              STOCK         OPTIONS/
  NAME AND PRINCIPAL POSITION     YEAR  SALARY ($)  BONUS ($)   COMPENSATION ($)    AWARD(S) ($)(1)    SARS (#)
--------------------------------  ----  ----------  ---------  -------------------  ---------------   ----------
KENT KRESA (3) .................  1994    700,833    850,000          56,344(4)                0         40,000
     Chairman of the Board,       1993    675,000    450,000                                   0         34,400
     President and Chief          1992    650,000    500,000                                   0              0
     Executive Officer
OLIVER C. BOILEAU, JR. .........  1994    474,597    500,000                                   0         15,000
      Corporate Vice President,   1993    408,333    270,000                                   0          7,000
      President and Chief         1992    395,833    300,000                                   0         28,000
      Operating Officer, Grumman
      Corporation
WALLACE C. SOLBERG .............  1994    305,833    300,000                                   0         12,000
      Corporate Vice President    1993    266,667    115,000                             128,700         12,000
      and General Manager,        1992    250,000    195,000                                   0         28,000
      Military Aircraft Division
RICHARD R. MOLLEUR .............  1994    275,000    345,000                                   0         10,000
      Corporate Vice President    1993    248,000    150,000                             107,250         10,000
      and General Counsel         1992    235,833    160,000                                   0         15,000
RICHARD B. WAUGH, JR. ..........  1994    245,833    360,000                                   0         12,000
      Corporate Vice President    1993    225,000    136,000                             128,700         12,000
      and Chief                   1992    160,542     90,000                             104,500          8,000
      Financial Officer

                                       ALL OTHER
  NAME AND PRINCIPAL POSITION     COMPENSATION ($)(2)
--------------------------------  -------------------
KENT KRESA (3) .................         6,000
     Chairman of the Board,              9,434
     President and Chief                 9,154
     Executive Officer
OLIVER C. BOILEAU, JR. .........        36,586
      Corporate Vice President,          9,434
      President and Chief                9,154
      Operating Officer, Grumman
      Corporation
WALLACE C. SOLBERG .............         6,000
      Corporate Vice President           8,686
      and General Manager,               8,407
      Military Aircraft Division
RICHARD R. MOLLEUR .............         4,350
      Corporate Vice President           6,999
      and General Counsel                6,365
RICHARD B. WAUGH, JR. ..........         5,997
      Corporate Vice President           9,434
      and Chief                          9,154
      Financial Officer

------------------------
(1) Aggregated restricted shares or rights held by Named Executive Officers, valued at December 31, 1994, were: K. Kresa 43,750 shares at $1,837,500, W.C. Solberg 4,500 shares at $189,000, R.R. Molleur 2,000 shares at $84,000, R.B. Waugh, Jr. 2,940 shares at $123,480.
      Restricted Stock Rights ("RSRs") granted under the 1987 Long-Term Incentive Plan (the "Plan") provide for the issuance of unrestricted Common Stock in yearly increments equal to 20% of the total grant, commencing within one year of the grant date. The entire RSR grant is therefore issued within five (5) years from the date of grant. RSRs with vesting dates of less than three (3) years were granted to W.C. Solberg on November 20, 1991 for 7,500 shares, R.R. Molleur on February 20, 1991 for 5,000 shares, and R. B. Waugh, Jr. on July 18, 1990 for 2,700 shares and on November 17, 1992 for 4,000 shares.

(2) "All Other Compensation" consists of Company contributions to Savings Plan for the Named Executive Officers. For Mr. Boileau in 1994, it also includes $30,500 in reimbursements for Mr. Boileau's expenses incurred in connection with his move to Long Island, New York following his election as President and Chief Operating Officer of Grumman Corporation.

(3) Annual Compensation in excess of $1,000,000 attributable to 1995 that would be disallowed for tax deduction under Internal Revenue Code Section 162(m) will be deferred in accordance with the Company's Executive Deferred Compensation Plan, which provides for interest on the deferred amount and payment in installments or lump sum at the election of the participant.

(4) Amount includes $22,810 for premium amounts paid on behalf of Mr. Kresa for life, accidental death and dismemberment, medical, dental and long-term disability insurance. Except as set forth in this column, none of the Named Executive Officers received personal benefits in an amount exceeding $50,000.

OPTION GRANTS IN LAST FISCAL YEAR

    There is shown below information concerning individual grants of stock options made during the last completed fiscal year to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
-----------------------------------------------------------------------------------------------    ANNUAL RATES OF
                                    NUMBER OF                                                        STOCK PRICE
                                   SECURITIES        % OF TOTAL                                    APPRECIATION FOR
                                   UNDERLYING      OPTIONS GRANTED    EXERCISE OR                  OPTION TERM (1)
                                     OPTIONS       TO EMPLOYEES IN       BASE       EXPIRATION   --------------------
NAME                             GRANTED(#) (2)      FISCAL YEAR     PRICE ($/SH)      DATE       5% ($)     10% ($)
-------------------------------  ---------------  -----------------  -------------  -----------  ---------  ---------
KENT KRESA.....................        40,000              5.34        $   43.00      12/21/04   1,081,880  2,741,680
OLIVER C. BOILEAU, JR..........        15,000              2.00            36.00       5/18/04     339,660    860,760
WALLACE C. SOLBERG.............        12,000              1.60            43.00      12/21/04     324,564    822,504
RICHARD R. MOLLEUR.............        10,000              1.34            43.00      12/21/04     270,470    685,420
RICHARD B. WAUGH, JR...........        12,000              1.60            43.00      12/21/04     324,564    822,504

------------------------------
(1) The potential realizable value of each grant of options assuming that the market price of Northrop Grumman Common Stock from the date of the grant to the end of the option term (10 years) appreciates in value at an annualized rate of 5% and 10%.

(2) The first installment of 25% of the total grant becomes exercisable 23 months after the date of the grant, with 25% vesting annually thereafter, with the exception of Mr. Boileau's grant which vested in full coincident with his retirement on January 31, 1995.

OPTION EXERCISES AND VALUES

    Shown below is aggregated information with respect to the exercise of stock options during the year ending December 31, 1994 by the Chief Executive Officer and the Named Executive Officers, and the value at December 31, 1994 of unexercised options, without stock appreciation rights.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                               SECURITIES          VALUE OF
                                                                               UNDERLYING         UNEXERCISED
                                                                               UNEXERCISED       IN-THE-MONEY
                                                                               OPTIONS AT         OPTIONS AT
                                                                                FY-END(#)          FY-END($)
                                             SHARES ACQUIRED      VALUE       EXERCISABLE/       EXERCISABLE/
NAME                                         ON EXERCISE (#)   REALIZED ($)   UNEXERCISABLE    UNEXERCISABLE (1)
------------------------------------------  -----------------  ------------  ---------------  -------------------
KENT KRESA................................              0           0        400,000/174,400  9,600,000/2,615,000
OLIVER C. BOILEAU, JR.....................         20,000        422,500       38,200/31,800      711,550/356,700
WALLACE C. SOLBERG........................              0           0          22,200/40,800      452,800/341,700
RICHARD R. MOLLEUR........................              0           0          14,000/37,000      231,250/341,375
RICHARD B. WAUGH, JR......................              0           0           7,520/29,880      151,780/176,445

------------------------------
(1)   Based on the market value at December 31, 1994 of $42.00

RETIREMENT PLANS

    For purposes of illustration, the following table shows the amount of annual retirement benefits that would be accrued at age 65 under the Northrop Grumman Retirement Plan effective January 1, 1995 (the "Retirement Plan"), calculated on a straight life annuity basis, at selected compensation levels and years of service. The listed benefit amounts are not subject to any reduction for Social Security benefits or other offset amounts.

    Actual benefits payable under the Retirement Plan are limited to the compensation limitation of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, (the "Code") and the limitations under Section 415 of the Code. The benefits which exceed these limits are payable from any one or a combination of the Company's Supplemental Retirement Income Program for Senior Executives (discussed below) or the Northrop Corporation ERISA Supplemental Plan I ("ERISA 1") and the ERISA Supplemental Program 2 ("ERISA 2") (collectively, the "Supplemental Retirement Plans").

                            YEARS OF BENEFIT SERVICE

   ANNUAL
   AVERAGE
COMPENSATION
  (HIGHEST                    ANNUAL BENEFITS FROM RETIREMENT PLAN AND ERISA 1 AND 2
 3 YEARS OUT     --------------------------------------------------------------------------------
 OF LAST 10)        5           10          15          20          25          30          35
-------------    --------    --------    --------    --------    --------    --------    --------
  $  100,000     $  8,300    $ 16,700    $ 25,000    $ 33,300    $ 41,700    $ 50,000    $ 50,000
     150,000       12,500      25,000      37,500      50,000      62,500      75,000      75,000
     200,000       16,700      33,300      50,000      66,700      83,300     100,000     100,000
     250,000       20,800      41,700      62,500      83,300     104,200     125,000     125,000
     300,000       25,000      50,000      75,000     100,000     125,000     150,000     150,000
     400,000       33,300      66,700     100,000     133,300     166,700     200,000     200,000
     500,000       41,700      83,300     125,000     166,700     208,300     250,000     250,000
     600,000       50,000     100,000     150,000     200,000     250,000     300,000     300,000
   1,000,000       83,300     166,700     250,000     333,300     416,700     500,000     500,000
   1,400,000      116,700     233,300     350,000     466,700     583,300     700,000     700,000
   1,800,000      150,000     300,000     450,000     600,000     750,000     900,000     900,000
Compensation  covered  by the  plans  is defined  as  annual base  rate  of pay  (including shift differentials and automatic rate progression) plus bonus, overtime and extended workweek. Benefit
Service earned after January 1,  1995 in excess of  30 years will not  be taken into account  for accrual  of retirement  benefits. Benefits payable  under the Supplemental  Retirement Plans have been secured through the establishment of two  rabbi trusts. The credited years of service  under the  Retirement  Plan and  Supplemental Retirement  Plans of  the five  individuals named  in the
Summary Compensation  Table are  as follows:  Mr.  Kresa, 20  years; Mr.  Boileau, 5  years;  Mr.
Solberg,  11 years; Mr. Molleur, 4 years; and Mr.  Waugh, 16 years. In addition, Mr. Solberg will receive an annual retirement  benefit of $32,059  under a separate retirement  plan of a  Company division.

------------------------
(1) The Supplemental Retirement Income Program for Senior Executives ("SRI"), under which certain employees are designated by the Board of Directors, provides a benefit in lieu of that otherwise payable under ERISA 1 and 2. The amount of the supplemental benefit under the SRI is equal to the greater of 1) the participant's benefit under the Retirement Plan calculated without regard to the limits imposed under Sections 415 and 401(a)(17) of the Code, or 2) a fixed percentage of the participant's final average salary (highest 3 years out of last 5) equal to 30% at age 55, increasing 4% for each year up to and including age 60, and increasing 2% for each year beyond age 60 to 65, in each case less the benefit allowable under the Retirement Plan.
      Mr. Kresa, who is eligible to receive an annual benefit (estimated to be $712,629 payable at age 65, assuming continued employment and based upon current final average salary) under the SRI, is the only Named Executive Officer currently participating in that plan.
      SRI eligibility, in addition to designation by the Board of Directors, requires the attainment of age 55 and 10 years of vesting service. The vesting service requirement may be waived by the Chief Executive Officer.

CHANGE OF CONTROL AGREEMENT

    In 1993 the Company adopted a plan which permits it to enter into special severance agreements ("Agreements") with key employees, such employees being designated from time to time by the Compensation and Management Development Committee (the "Committee") of the Board of Directors. The Committee has designated seven key employees, including Messrs. Kresa, Solberg, Molleur and Waugh. The purpose of the Agreements is to encourage the key employees to continue to carry out their duties in the event of the possibility of a change in control of the Company. Payments under the special severance agreements would be made only if there is a Change in Control of the Company at a time when the key employee is in the employ of the Company, and the key employee's employment is thereafter terminated other than for narrowly defined causes.

    Generally, a "Change in Control" shall be deemed to have occurred if (i) there is a consolidation or merger of the Company and the Company is not the surviving corporation, (ii) there is a sale, lease or transfer of substantially all of the assets of the Company, (iii) the shareholders approve a plan or proposal for the liquidation or dissolution of the Company, (iv) any person (other than a trust established pursuant to an employee benefit plan of the Company) becomes the beneficial owner of 15% or more of the Company's outstanding stock, or (v) during any two-year period the majority of the Company's directors shall cease to be "Continuing Directors." "Continuing Director" shall mean a director who was a director of the Company at the beginning of any two year period, as well as any person whose election or nomination as a director was approved by two-thirds of the then Continuing Directors.

    The key employee shall be entitled to certain benefits upon a termination of employment within the thirty-month period following a Change in Control except a termination of employment resulting from the key employee's death, a termination by the Company for "cause" or "disability", or a termination by the key employee other than for "good reason."

    In the event of a termination which requires the Company to make payments under an Agreement, the key employee shall be entitled, subject to certain exceptions, to: (i) full base salary through the date of termination, (ii) severance pay equal to 2.99 X the key employee's full Base Amount (as defined in Section 280G of the Code), (iii) medical, dental and life insurance benefits substantially similar to those which the key employee was receiving immediately prior to the Change in Control for a period of 36 months, and (iv) all deferred and accrued bonus and vacation pay pursuant to policies in effect as of designated alternative dates.

    The key employee's severance payments under the Agreement are subject to reduction to the extent that any other benefits or payments received would constitute "excess parachute payments," pursuant to Section 280G of the Code. Such reduction shall be made in the order and manner determined by the key employee as soon as administratively practicable following the Change In Control.

MANAGEMENT CONTRACTS

    Coincident with the election of Mr. Oliver C. Boileau, Jr. as Corporate Vice President and as President and General Manager, B-2 Division in December, 1989, the Company entered into a five-year employment agreement with him. Upon Mr. Boileau's election as President and Chief Operating Officer of Grumman Corporation, this employment agreement was amended. Under the amended agreement, for the period of April 19, 1994 through January 31, 1995, Mr. Boileau was entitled to an annual base salary of $500,000 per year. He also received a grant of options to purchase 15,000 shares of Northrop Grumman Common Stock, with all the options vesting on January 31, 1995. The amended agreement also provides that the Company will purchase Mr. Boileau's California residence, provide housing in Long Island, New York in connection with his tenure as President and Chief Operating Officer of Grumman Corporation, and reimburse Mr. Boileau for expenses incurred in transporting his household goods and automobiles to St. Louis, Missouri and Wyoming at the end of the assignment. The Company will also pay the differential between state and local income taxes paid by Mr. Boileau for the tax year 1994 as a result of his assignment and those which would have been paid by him had he remained in California.

    As a result of Mr. Boileau's retirement on January 31, 1995, the Company will provide a straight life retirement benefit of $100,000 per year for life, reduced by the accrued benefit payable under the Northrop Retirement Plan.

CERTAIN TRANSACTIONS

    Mr. Rosenberg is the Chairman of the Board and Chief Executive Officer of BankAmerica Corporation. Bank of America is participating as Co-Agent in the Company's 1994 Credit Agreement among the Company, Bank of America and certain other banks. During 1994, Bank of America was one of a group of banks participating in the Company's credit facilities (the "Credit Agreement") among the Company, Bank of America and certain other banks. Bank of America was prepared to extend up to $120 Million on a committed basis to the Company under the Credit Agreement. In 1994, Bank of America received $2,767,110 in fees and interest under the terms of the Credit Agreement and approximately $27,500 in compensation for various ancillary services such as cash management and letters of credit.

    Management believes the terms of the foregoing transactions were competitive or were as favorable to the Company as could have been obtained from other entities having no affiliation with the Company.

    Mr. Edwards is a senior partner at the law firm of Hand, Arendall, Bedsole, Greaves & Johnston. Hand Arendall has been a consultant for Northrop Corporation during the past year and continues this status until March 31, 1995 on which date the agreement is scheduled to end. Pursuant to this Consulting Agreement, Hand Arendall provides analyses and advice with respect to pending and proposed legislation.

    Ms. Peters is a senior partner at the law firm of Gibson, Dunn & Crutcher. In 1994, a partner of Gibson, Dunn & Crutcher became a consultant for Northrop Corporation providing analysis and advice with respect to pending and proposed legislation, and the firm provided legal counsel in connection with the acquisition of Grumman Corporation and the remaining 51 percent of the outstanding shares of VAC Acquisition Company.

    During the period following the Corporation's acquisition of Grumman Corporation in May 1994, Renso Caporali, a former member of the Corporation's Board of Directors and formerly Chairman and Chief Executive Officer of Grumman, was paid, in his capacity as an officer of Grumman, in addition to his base salary and insurance benefits, $449,531 in termination pay pursuant to Grumman's termination pay policy and $8,520,729 in stock-based and other incentive compensation under Grumman's employee benefit plans, pursuant to the terms of such plans. Dr. Caporali did not, however, receive any severance pay under Grumman's Special Severance Pay Plan due to the operation of the Plan provisions limiting payments to those which would not, in the aggregate, constitute a nondeductible "excess parachute payment" under Section 280G of the Code. The Company entered into a consulting agreement with Dr. Caporali pursuant to which he provided technical advice and services to the Company. Dr. Caporali was paid $66,666 in consulting fees under the agreement which expired on December 31, 1994.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Corporation's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Corporation believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1994, except Nelson F. Gibbs, Jr., who reported on December 7, 1994 the sale of 236 shares on August 1, 1994.

              PROPOSAL TO APPROVE THE NORTHROP GRUMMAN CORPORATION
               1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    The Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors, (the "Option Plan") was adopted by the Board of Directors on February 15, 1995, subject to stockholder approval. The Board of Directors recommends that the Option Plan be approved by the stockholders.

    The purpose of the Option Plan is to assist the Company in attracting and retaining, as members of the Board of Directors, highly qualified persons who are not employees of the Company or its subsidiaries, while at the same time securing for stockholders the inherent benefit of increased stock ownership by all non-employee directors. The following general description of the Option Plan is qualified in its entirety by reference to Exhibit A, annexed hereto, which consists of a copy of the Option Plan.

OPTION PLAN DESCRIPTION

    PLAN OPERATION. The Option Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934 and, accordingly, is intended to be self-governing. To this end, except as specified therein, the Option Plan is intended to require no discretionary action by any administrative body with regard to any transaction under the Option Plan.

    COMMON STOCK AVAILABLE FOR STOCK OPTIONS. A maximum of 300,000 shares of Common Stock may be issued upon the exercise of stock options under the Option Plan. Shares underlying stock options which expire unexercised or which are cancelled will remain available for issuance under the Option Plan.

    GRANT OF OPTIONS. The Directors of the Company eligible to participate in the Option Plan are those who are not an employee of the Company or any subsidiary or Affiliate of the Company on the applicable grant date (currently twelve). The Option Plan provides that participating Directors will be granted an option to purchase 500 shares of Common Stock on the third business day following each Annual Meeting of Stockholders. In the event that a participating Director ceases to be a member of the Board for whatever reason, each exercisable stock option shall continue to be exercisable for the lesser of five years or until the end of the original term. Stock options held by a participating Director who is terminated for cause shall cease to be exercisable on the date of termination. The closing price of Common Stock on March 1, 1995, as reported on the New York Stock Exchange, was $45.75 per share.

    TERM AND EXERCISABILITY OF OPTIONS. The term of each stock option will be ten years. Shares subject to a stock option are immediately exercisable on the grant date.

    NON-ASSIGNABILITY. So long as restrictions on transferability of stock options are required by Rule 16b-3 adopted under the Securities Exchange Act of 1934 ("Rule 16b-3"), or any successor rule, a stock option granted under the Option Plan cannot be transferred other than as permitted under such Rule. Rule 16b-3 currently permits transfers only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Security Income Act or the Rules thereunder.

    ADJUSTMENTS. The Board may make adjustments to the number of shares available under the Option Plan and to the number of shares and pricing of any outstanding options provided such adjustments are consistent with the effect on other shareholders arising from any corporate restructuring or similar action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The stock options granted under the Option Plan will be non-statutory options not intended to qualify under Section 422 of the Code. The grant of options will not result in taxable income to the director or a tax deduction for the Company. The exercise of an option will result in taxable ordinary income to the director and a corresponding deduction to the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted and their fair market value on the date the option was exercised.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote), is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

             PROPOSAL TO APPROVE AMENDMENTS TO THE NORTHROP GRUMMAN
                      1993 LONG-TERM INCENTIVE STOCK PLAN

    On February 17, 1993, the Board of Directors adopted the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "1993 Plan"), which was subsequently approved by the stockholders on May 19, 1993. As of March 1, 1995, 1,072,366 shares of Common Stock remained available for grants of incentive awards under the 1993 Plan.

    The Board of Directors has amended the 1993 Plan, subject to stockholder approval, (1) to increase the number of shares authorized for issuance thereunder, and (2) to impose a limit on the number of shares which maybe awarded during any three year period to any employee pursuant to stock option grants. The Board believes that the proposed amendments to the 1993 Plan are necessary to enable the Company to continue to provide significant long-term incentives for key employees. On this basis, the Board of Directors recommends that the amendments to the 1993 Plan be approved by stockholders.

    The full text of the 1993 Plan, with the proposed amendments, is attached to this Proxy Statement as Exhibit B. Principal features are described below, but such description is qualified in its entirety by reference to the text. Except as otherwise described herein, all other provisions of the 1993 Plan are not materially changed.

INCREASE IN SHARES

    The Board has amended the 1993 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,800,000 shares, an increase of 3.65% of the total outstanding shares on January 31, 1995. The need for an increased number of shares in the 1993 Plan results in part from the recent acquisitions of Grumman Corporation and Vought Aircraft Company and the corresponding increase in the number of employees of the Company. The Board believes that this amendment will allow the Company to continue to provide meaningful equity incentives to attract, motivate and retain key employees.

ESTABLISHMENT OF AN INDIVIDUAL GRANT LIMIT

    To comply with proposed regulations under Section 162(m) of the Code, the Board has amended the 1993 Plan to establish a limit of 400,000 on the number of shares of Common Stock which may be awarded pursuant to stock option grants during any three year period under the 1993 Plan to an eligible employee.

    Section 162(m) of the Code and the regulations proposed thereunder generally would disallow the Company a Federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent such compensation exceeds $1,000,000 in any year excluding certain performance-based compensation. Compensation expense attributable to the exercise of stock options granted under the 1993 Plan would be excludable as performance-based compensation only if the 1993 Plan includes the proposed limit on the number of shares with respect to which awards may be made to any one employee in a specified period. The compensation expense deduction of a non-qualified stock option award under the 1993 Plan generally would be in an amount equal to the fair market value of the stock at the time of exercise less the option exercise price. Pursuant to the 1993 Plan, certain other stock awards may also be granted which will not comply with the regulations proposed under Section 162(m), in which case the compensation paid thereto would not constitute excludable performance-based compensation for purposes of Section 162(m).

1993 PLAN DESCRIPTION

    The primary objectives of the 1993 Plan are to: (1) link significant ownership-creating opportunities for key employees to successful execution of strategic business goals and growth in stockholder value; (2) create the energy, enthusiasm and incentive to position the Corporation for sustained growth; (3) retain outstanding performers and those with critical skills; and (4) support a philosophy of fairness, reasonableness and pay for results.

    The 1993 Plan is administered by the Company's Compensation and Management Development Committee (the "Committee") consisting of at least three non-employee members of the Board of Directors who qualify as disinterested directors under Rule 16b-3. The Committee, in addition to selecting participants, is empowered, within certain limitations set forth in the 1993 Plan, to determine the number of shares to be covered by awards and the terms (including form of settlement) of all awards. The Committee also interprets, makes rules, regulations and determinations, and otherwise administers the 1993 Plan to carry out its intent. No amendment to the 1993 Plan, which would increase the number of shares available for issuance thereunder (other than for changes in the corporate structure explained below)or would otherwise cause the 1993 Plan not to comply with Rule 16b-3 may be effected without the approval of stockholders.

    Any employee of the Company (or of any subsidiary or other entity which the Committee determines meets the 1993 Plan eligibility requirement) is eligible to receive awards. However, the Committee has thus far limited awards to key employees. While the concept of a "key employee" is necessarily and intentionally flexible, approximately 330 employees are considered eligible at this time. With respect to the proposed increase in shares available under the 1993 Plan, no determination has yet been made regarding the number of employees to whom stock options will be granted or the number of shares to be covered by these options. Options received under the 1993 Plan by the Named Executive Officers in 1994 and 1993 are disclosed in the Summary Compensation Table. Under the 1993 Plan, all executive officers as a group have received options to purchase 306,200 shares and all employees (including current officers who are not executive officers) as a group have received options to purchase 1,263,700 shares.

    The 1993 Plan terminates as of the fifth anniversary of stockholder approval, unless terminated by the Board of Directors at an earlier date or extended to a later date by stockholder vote. Subject to appropriate adjustment in the event of certain changes in the Company's corporate structure, including stock dividends, recapitalizations, mergers or similar transactions or events, as determined by the Committee, the number of shares of Common Stock of the Company available for issuance under the 1993 Plan will be 4,100,000, plus any shares which are available but not issued under the Prior Plans (as defined in the 1993 Plan), plus any shares which are forfeited back to the Company or used by a participant as payment, whether full or partial, in connection with the exercise of a stock option or other award. Where an award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall be charged against the maximum number of shares that may be issued. The closing price of Common Stock on March 1, 1995, as reported on the New York Stock Exchange, was $45.75 per share.

    The 1993 Plan provides for three general types of stock incentive awards, as follows:

    STOCK OPTIONS: The Committee may award non-qualified stock options or incentive stock options ("ISOs") which qualify for specified tax status under
Section 422 of the Code. A stock option entitles the recipient to purchase a specified number of shares of Common Stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares covered by a stock option may not be less than 100% of fair market value on the date the option is awarded, except that in situations where a non-qualified option is awarded retroactively in tandem with or as substitution for another award, the purchase price may be the same as the purchase or designated price of the other award. There are statutory limits on the number of shares for which ISOs may be awarded to any participant. Currently, the aggregate fair market value of such ISO shares (determined at the time the option is awarded) may not exceed $100,000 for all shares covered by options awarded to a participant which become exercisable for the first time in any calendar year.

    STOCK APPRECIATION RIGHTS: A stock appreciation right ("SAR") permits its recipient, subject to such terms and conditions as the Committee may set for each award, to receive in shares, cash or a combination of both, an amount up to the positive aggregate difference, if any, between the value of the covered shares, based on the closing price as of the exercise date, and the designated price of a specified number of shares. The designated price of the SARs may be not less than the closing price of the Common Stock on the date of award, except that if a SAR is awarded retroactively in tandem with or in substitution for another award, the designated price may be the same as the purchase or designated price of the other award.

    STOCK AWARDS: The Committee may award to selected participants shares of Common Stock or share equivalents under such terms and conditions as it may determine. These awards may require that the recipients remain in the Company's employ for specified future periods of time for the shares or share equivalents to vest. Additionally, the Committee may require that the awards vest only if certain levels of shareholder returns or other measurable financial performance, determined in advance, are achieved. Stock awards also may be used by the Committee as a form of payment to key employees for salary or for incentive compensation awarded under other Company plans (e.g., annual incentives).

    Any awards under the 1993 Plan may carry dividend or dividend equivalent rights as determined by the Committee. Further, the Committee is empowered to permit participants to defer award payments and settlements under such terms as it may unilaterally establish.

    Generally, all awards under the 1993 Plan are non-transferable except by will or in accordance with the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of a participant, awards may be exercised only by such participant, and the Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist upon the participant's death.

    Awards granted thus far under the 1993 Plan include (1) non-qualified stock options and (2) restricted performance stock rights consisting of Common Stock awarded outright with no investment required by the participant but subject to earnout based on the Company's long-term shareholder return compared to industry averages or appropriate long-term financial measures and the participant's continued employment with the Company over the performance cycle.

    Under present Federal income tax law, the Company believes that the award of a stock option or SAR generally creates no Federal tax consequences for the recipient or the Company. In general, the optionee has no Federal taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising a non-qualified stock option, the recipient must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Company generally will be entitled to a deduction for the same amount. The tax consequences to a recipient on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a non-qualified stock option. Generally, there are no Federal income tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

    With respect to other awards made under the 1993 Plan that are settled in cash, stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of the shares or other property received at that time, and the Company generally will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, unless a special election to be taxed is made, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, over the amount (if any) paid by the participant, and the Company will be entitled to a deduction for the same amount at that time. Different Federal income tax rules may apply with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934.

    The preceding discussion is only a general summary of certain Federal income tax consequences arising from participation in the 1993 Plan and should not be used for a determination of an individual's unique tax situation. It is suggested that the individual consult with a tax advisor regarding the application of Federal, state and local tax laws to his/her particular situation.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors recommends that the stockholders ratify the Board's appointment of Deloitte & Touche LLP as the independent auditors of the Company for 1995. Deloitte & Touche LLP served the Company as its independent auditors for 1994. Should the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Board of Directors will consider this an indication to select other auditors for the following year.

    A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be offered an opportunity to make a statement if he so desires. He will also be available to answer appropriate questions from stockholders.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting (with each share entitled to one vote), is required for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 MISCELLANEOUS

VOTING ON OTHER MATTERS

    At the time of filing this Proxy Statement with the Securities and Exchange Commission, management was not aware of any matters not referred to herein that will be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons authorized to vote them.

PROPOSAL OF SECURITY HOLDERS

    Copies of proposals which security holders of the Company wish to be included in the Company's proxy statement relating to its Annual Meeting to be held in 1996 must be received by the Company no later than December 19, 1995.

    Copies of such proposals of security holders should be sent to the Corporate Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067.

COST OF SOLICITING PROXIES

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will, where appropriate, be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. The Company has retained Georgeson & Company Inc. of New York to aid in the solicitation of proxies at an estimated fee of $10,000 plus reasonable disbursements. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for stockholders and employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of

Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

                                          Sheila M. Gibbons
                                          CORPORATE VICE PRESIDENT AND SECRETARY

March 31, 1995

    NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K ON MARCH 21, 1995. SHAREHOLDERS OF RECORD ON MARCH 21, 1995, MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE BY DIRECTING A REQUEST TO THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067.

                                                                       EXHIBIT A

                          NORTHROP GRUMMAN CORPORATION
                           1995 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

SECTION 1:  PURPOSE

    The Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors (the "Plan") has been adopted to promote the longer-term growth and financial success of the Company by (1) enhancing its ability to attract and retain nonaffiliated individuals of outstanding ability as members of the Board and (2) promoting a greater identity of interest between non-employee members of the Board and shareholders.

SECTION 2:  DEFINITIONS

    As used in the Plan, the following terms have these respective meanings:

    (a) "Board" means the Company's Board of Directors.

    (b) "Common Stock" means the Company's Common Stock, par value $1.00 per share, or any successor stock issued by the Company in replacement or conversion thereof.

    (c) "Company" means Northrop Grumman Corporation, a corporation established under the laws of the State of Delaware.

    (d) "Fair Market Value" means for any given day the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading or as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, if not so listed or admitted. If no sales of Common Stock were made on such exchange or reported on the NASDAQ system on that date, the closing price of a share of Common Stock for the preceding day of such exchange or as reported by NASDAQ shall be substituted.

    (e) "Grant Date" means the third business day following the Company's Annual Meeting of Shareholders.

    (f) "Participant" means for each Grant Date any director of the Company who is not an employee of the Company or any subsidiary or affiliate of the Company on the applicable Grant Date.

    (g) "Plan" means the Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors.

    (h) "Stock Option" means a right to purchase shares of Common Stock at the applicable Fair Market Value.

    (i)  "1934 Act" means the Securities Exchange Act of 1934.

SECTION 3:  EFFECTIVE DATE

    The Plan shall be effective beginning on the date it is approved by the Company's shareholders and shall remain in effect for each applicable Grant Date until terminated by the Board. If the Plan is terminated, the terms of the Plan shall continue to apply to all outstanding Stock Options granted prior to such termination.

SECTION 4:  PLAN OPERATION

    The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the 1934 Act and accordingly is intended to be self-governing. To this end, the Plan is intended to require no discretionary action by any administrative body with regard to any transaction under the Plan except as specified in Section 5(b) of the Plan.

SECTION 5:  COMMON STOCK AVAILABLE FOR STOCK OPTIONS

(a) NUMBER OF SHARES. A maximum of 300,000 shares of Common Stock may be issued upon the exercise of Stock Options granted under the Plan. Shares of Common Stock shall not be deemed issued until the applicable Stock Option has been exercised and, accordingly, any shares of Common Stock represented by Stock Options which expire unexercised or which are cancelled shall remain available for issuance under the Plan.

(b) ADJUSTMENTS. The Board, as it deems appropriate to meet the intent of the Plan, may make such adjustments to the number of shares available under the Plan and to any outstanding Stock Options, provided such adjustments are consistent with the effect on other shareholders arising from any corporate restructuring or similar action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock. The Board may also, when similarly appropriate, make such adjustment in the exercise price of outstanding Stock Options as it deems necessary to preserve the rights of Participants under the Plan.

SECTION 6:  STOCK OPTION TERMS

(a) GRANTING OF STOCK OPTIONS. Each Participant shall be granted a Stock Option to purchase 500 shares on each Grant Date that the Plan is in effect.

(b)  DURATION AND EXERCISABILITY.   Each Stock  Option shall have  a term of ten
    years and shall become immediately exercisable on the Grant Date.

(c) TERMINATION OF DIRECTORSHIP. When a Participant ceases to be a member of the Board, each Stock Option or portions thereof, held by such Participant shall continue to be exercisable for the lesser of five years or until the end of the original term. Notwithstanding the foregoing, if a Participant is terminated as a member of the Board for cause, any exercisable Stock Option shall cease to be exercisable on the date of termination.

(d) EXERCISE OF STOCK OPTIONS. Stock Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. Payment for shares of Common Stock shall be made in full at the time that a Stock Option, or any part thereof, is exercised. Payment may be made (i) in cash, or (ii) by delivery of shares of Common Stock of the Company held by the Participant, which shares shall be valued, for purposes of payment, at their Fair Market Value on the date of payment, or (iii) by a combination of (i) and (ii) above, or (iv) by ensuring receipt by the Company of an executed exercise notice coupled with an irrevocable instruction to a broker to execute a "same day" sale and deliver the sale exercise price to the Company, or (v) by directing the Company to withhold from the shares that would otherwise be issued upon exercise of the Stock Option that number of whole shares having a fair market value equal to the aggregate option price for the optioned shares issuable on exercise of the Stock Option. Shares of the Company's Common Stock so withheld shall be valued at their Fair Market Value at the close of the last business day immediately preceding the date of exercise of the Stock Option. The Participant agrees that, in the event the exercise of any Stock Options granted in this Plan or the disposition of shares following exercise of such options results in the Participant's realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by the Company, the Participant will pay to the Company an amount equal to such withholding tax
    (i) in cash or (ii) by delivery of Common Stock already owned by the Participant prior to delivery to the Participant of certificates representing the shares purchased or transferred or (iii) upon issuance of any stock under this Plan, allow the Company to withhold such shares otherwise issuable by the amount necessary to satisfy the Participant's federal, state and local tax withholding requirements.

SECTION 7:  GENERAL PROVISIONS

(a) NON-TRANSFERABILITY OF STOCK OPTIONS. So long as restrictions on transferability of Stock Options are required by Rule 16b-3 or any successor rule adopted pursuant to the 1934 Act, a Stock Option granted under the Plan may not be transferred otherwise than as permitted by Rule 16b-3 or any successor rule. Rule 16b-3 currently permits transfers only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(b)  DOCUMENTATION  OF GRANTS.    Stock Options  shall  be evidenced  by written
    agreements.

(c) PLAN AMENDMENT. The Board may amend or terminate the Plan provided that (i) stockholder approval shall be required for any amendment whenever such approval is necessary to allow this Plan to meet the conditions of Rule 16b-3 (or any successor rule) under the 1934 Act, and (ii) no amendment may impair any Participant's rights with respect to an outstanding Stock Option without the consent of the Participant. The Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

(d) FUTURE RIGHTS. Neither the Plan nor the granting of Stock Options nor any such action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board. Nothing in this Plan shall in any way limit or effect the right of the Board or the shareholders of the Company to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

(e) GOVERNING LAW. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

                                                                       EXHIBIT B

              NORTHROP GRUMMAN 1993 LONG-TERM INCENTIVE STOCK PLAN

1. PURPOSE

    The purpose of the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "Plan") is to promote the long-term success of Northrop Grumman Corporation (the "Company") and to increase shareholder value by providing its officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. Both by encouraging such officers and employees to become owners of the common stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective. Additionally, the Company believes the Plan will assist in attracting and retaining in its employ outstanding people of training, experience and ability.

2. TERM

    The Plan shall become effective upon the approval by the stockholders of the Company. Unless previously terminated by the Company's Board of Directors (the "Board"), the Plan shall terminate at the close of business on the fifth anniversary of such stockholder approval. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. PLAN ADMINISTRATION

    A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of three or more non-employee members of the Board who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act") or any successor rule. The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings. In no event, however, shall the Committee or its designee have the right to cancel outstanding stock options for the purpose of replacing or regranting such options with a purchase price that is less than the purchase price of the original option.

4. ELIGIBILITY

    Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN AND GRANT LIMITS

    (a) Subject to Section 6 of the Plan, the aggregate number of additional shares of common stock of the Company ("Common Stock") which may be issued or transferred pursuant to awards under the Plan, or reserved for such issuance or transfer, shall not exceed 4,100,000 shares. In addition, (i) any shares of Common Stock which as of the effective date of the Plan are reserved for issuance under the Company's 1981 and 1987 Long-Term Incentive Plans (the "Prior Plans") and which are not thereafter issued; (ii) any shares of Common Stock which are forfeited back to the Company under the Plan or the Prior Plans; and
(iii) any shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan or the Prior Plans, shall be available for issuance under the Plan.

    (b) In no  event, however, except  as subject to  adjustment as provided  in
Section 6 shall more than 1,800,000 shares of Common Stock be cumulatively available for issuance pursuant to stock awards granted under Section 8(c) of the Plan.

    (c) In instances where a stock appreciation right ("SAR") or other award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall nevertheless be deemed issued and shall no longer be available for issuance under the Plan. However, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of awards granted to employees who are subject to Section 16 of the 1934 Act, be counted against the shares available for issuance under the Plan.

    (d) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

    (e) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant during any three year period pursuant to stock option grants hereunder exceed 400,000 shares ("Grant Limit").

6. ADJUSTMENTS AND REORGANIZATIONS

    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan; (b) the Grant Limit established under the Plan; (c) each outstanding award made under the Plan; and (d) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

    In the event that the Company undergoes a change in control (as defined by the Committee); or is not the surviving company in a merger or consolidation with another company or in the event of a liquidation or reorganization of the Company, and in the absence of the surviving company's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate adjustments and settlements of such awards either at the time of award or at a subsequent date.

7. FAIR MARKET VALUE

    Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the "Exchange") for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on the Exchange shall be substituted.

8. AWARDS

    The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. The types of awards that may be granted under the Plan are:

        (a) Stock Options -- A grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each option shall be not less than 100% of Fair Market Value on the date of grant, except that, in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. A stock option may be in the form of an incentive stock option

    ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an ISO is granted, the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including
    (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (iv) any combination of the above. The Committee may grant stock options that provide for the award of a new option when the exercise price has been paid for by tendering shares of Common Stock to the Company. This new option grant would cover the number of shares tendered with the option purchase price set at the then current Fair Market Value and would never extend beyond the remaining term of the originally exercised option.

        (b) SARs -- A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement, except that, in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

        (c) Stock Awards -- An award made or denominated in stock or units of stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

9. DIVIDENDS AND DIVIDEND EQUIVALENTS

    The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10. DEFERRALS AND SETTLEMENTS

    Payment of  awards may  be  in the  form of  cash,  stock, other  awards  or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. TRANSFERABILITY AND EXERCISABILITY

    All awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or unless otherwise determined by the Committee. However, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12. AWARD AGREEMENTS

    Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall not extend to the reduction of the exercise price of a previously granted option, except as provided in Section 6 hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.

13. PLAN AMENDMENT

    The plan may only be amended by a disinterested majority of the Board of Directors as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or otherwise cause the Plan not to comply with Rule 16b-3, or any successor rule, under the 1934 Act.

14. TAX WITHHOLDING

    The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any Federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

15. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS

    Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16. UNFUNDED PLAN

    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

17. FUTURE RIGHTS

    No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

18. GOVERNING LAW

    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

19. SUCCESSORS AND ASSIGNS

    The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

20. RIGHTS AS A SHAREHOLDER

    Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record of shares of Common Stock.

       [Graphic of map displaying directions to Annual Meeting location]

Traveling WEST on the Santa Monica Fwy. (10): Exit   Traveling EAST on the Santa Monica Fwy. (10): exit
at Bundy Dr. South. Take Bundy South to Ocean Park   at Centinela. Turn right onto Pico Blvd. Continue
Blvd. Turn right on Ocean Park and continue to 28th  to 28th Street. Turn left onto 28th Street.
Street. Turn left on 28th.

PROXY                                                           NORTHROP GRUMMAN


                   ANNUAL MEETING OF STOCKHOLDERS MAY 17, 1995

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints R.R. MOLLEUR and S.M. GIBBONS, and each of them, proxies of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of Northrop Grumman Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Museum of Flying 2772 Donald Douglas Loop North Santa Monica, California on May 17, 1995 at 10:00 A.M., and at any adjournments thereof, with all the powers the undersigned would possess if personally present and voting, as specified below, and in their discretion on any other matters that may properly come before the Meeting.

Election of Directors: Nominees J. Borsting, A. Peters, R. Rosenberg,
W. Solberg, R. Stegemeier.

     PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE MEETING.


                 (Continued and to be Signed on the other side)



-------------------------------------------------------------------------------
                           FOLD AND DETACH HERE

 THIS PROXY WILL BE VOTED AS DIRECTED IF NOT OTHERWISE DIRECTED, WILL BE VOTED
                       FOR PROPOSALS 1, 2, 3 AND 4.

                                                              /X/   Please mark
                                                                    your choices
                                                                    like this


      The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

                                                                        WITHHELD
                                                                FOR      FOR ALL

Item 1-Election of five Class 1 directors to hold               / /       / /
office for three years and until their respective successors are elected and qualified.

WITHHELD for the following nominee(s) only, write name(s) below:


-------------------------------------------------

                                                      FOR     AGAINST   ABSTAIN
Item 2-Approve the 1995 Stock Option Plan for         / /       / /       / /
Non-Employee Directors

                                                      FOR     AGAINST   ABSTAIN
Item 3-Approve amendments to the 1993 Long Term       / /       / /       / /
Incentive Stock Plan to increase the number of shares authorized for issue and to establish individual limits.

                                                      FOR     AGAINST   ABSTAIN
Item 4-Ratification of the appointment of             / /       / /       / /
Deloitte & Touche LLP as the Company's
independant auditors.


                                  WILL ATTEND
                                    MEETING
                                      / /


Signature(s)                                                 Date
            -----------------------------------------------      ---------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


_______________________________________________________________________________

PROXY                                                          NORTHROP GRUMMAN
_______________________________________________________________________________

                   ANNUAL MEETING OF STOCKHOLDERS MAY 17, 1995
_______________________________________________________________________________


JUST A REMINDER, THE ANNUAL MEETING WILL BE HELD:



           DATE:      MAY 17, 1995
           TIME:      10:00 A.M.
           LOCATION:  MUSEUM OF FLYING
                      2772 DONALD DOUGLAS LOOP NORTH
                      SANTA MONICA, CALIFORNIA

PLEASE RETURN YOUR PROXY PROMPTLY.

                              NORTHROP GRUMMAN

                 ANNUAL MEETING OF STOCKHOLDERS MAY 17, 1995

              CONFIDENTIAL INSTRUCTIONS TO BANKERS TRUST COMPANY.
                    TRUSTEE FOR THE NORTHROP SAVINGS PLAN

     Receipt of proxy material for the above Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Northrop Grumman Corporation held by you for my account under the Plan at the Annual Meeting of Stockholders of Northrop Grumman Corporation to be held May 17,
1995 at 10:00 A.M., and at all adjournments therof, on the following matters as indicated on the reverse side and in your discretion on any other matters that may come before the Meeting. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy in accordance with the Board of Directors' recommendations, "FOR all Nominees" in Proposal 1, "FOR" Proposals 2, 3 and 4.

Election of Directors: Nominees J. Borsting, A. Peters, R. Rosenberg,
W. Solberg, R. Stegemeier.


                 (Continued and to be Signed on the other side)




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

 THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED IF NOT OTHERWISE DIRECTED,
                   WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                                              /X/   PLEASE MARK
                                                                    YOUR CHOICES
                                                                    LIKE THIS


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

                                                                        WITHHELD
                                                                FOR      FOR ALL

Item 1-Election of five Class 1 directors to hold               / /       / /
office for three years and until their respective successors are elected and qualified.
WITHHELD for the following nominee(s) only, write name(s) below:


-------------------------------------------------

                                                      FOR     AGAINST   ABSTAIN
Item 2-Approval of the 1995 Stock Option Plan for     / /       / /       / /
Non-Employee Directors

                                                      FOR     AGAINST   ABSTAIN
Item 3-Approval of amendments to the 1993 Long        / /       / /       / /
Term Incentive Stock Plan to increase the number of shares authorized for issue and to establish individual limits.

                                                      FOR     AGAINST   ABSTAIN
Item 4-Ratification of the appointment of             / /       / /       / /
Deloitte & Touche LLP as the Company's
independant auditors.


                                  WILL ATTEND
                                    MEETING
                                      / /



Signature(s)                                                 Date
            -----------------------------------------------      ---------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
INSTRUCTION CARD                                                NORTHROP GRUMMAN
--------------------------------------------------------------------------------


Dear Fellow Employee:

     Just a reminder, your vote and your investment in Northrop Grumman is very important. Please complete and return your Confidential Instruction Card to the Trustee for tabulation as soon as possible.


                                                Kent Kresa
                                                Chairman, President and
                                                Chief Executive Officer



PLEASE RETURN YOUR PROXY PROMPTLY.

                              NORTHROP GRUMMAN

                 ANNUAL MEETING OF STOCKHOLDERS MAY 17, 1995

           CONFIDENTIAL VOTING INSTRUCTIONS TO BANKERS TRUST COMPANY
                 AS AGENT FOR THE TRUSTEE UNDER THE GRUMMAN
                         EMPLOYEE INVESTMENT PLAN


     The undersigned hereby appoints R.R. Molleur and S.M. Gibbons, and each of them, each with full power to designate another person to act in his stead and to revoke such designation, proxies to represent the undersigned at the Annual Meeting of Stockholders of Northrop Grumman Corporation scheduled to be held on May 17, 1995 at 10:00 A.M. and at any adjournment of such meeting, and more particularly to vote all shares of Common Stock of said Corporation which the undersigned is entitled to vote.

     PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS ABOVE, AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE. The Trustees shall vote all shares of common stock for which voting instructions have not been received in the same proportion as those shares for which it has received instructions except for shares held in the PAYSOP Fund which cannot be voted unless voting instructions have been received as agent of the Trustees, Bankers Trust Company shall provide the Trustees with a summary of the voting results and no individual's voting instructions will be revealed to any Trustee.

     YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL NOMINEES in Proposal 1, "FOR" Proposals 2, 3 and 4.

Election of Directors: Nominees J. Borsting, A. Peters, R. Rosenberg,
W. Solberg, R. Stegemeier.


                 (Continued and to be Signed on the other side)




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

 THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED,
                   WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                                              /X/   PLEASE MARK
                                                                    YOUR CHOICES
                                                                    LIKE THIS


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

                                                                        WITHHELD
                                                                FOR      FOR ALL

Item 1-Election of five Class 1 directors to hold               / /       / /
office for three years and until their respective successors are elected and qualified.
WITHHELD for the following nominee(s) only, write name(s) below:


-------------------------------------------------

                                                      FOR     AGAINST   ABSTAIN
Item 2-Approval of the 1995 Stock Option Plan         / /       / /       / /
for Non-Employee Directors

                                                      FOR     AGAINST   ABSTAIN
Item 3-Approval of amendments to the 1993             / /       / /       / /
Long Term Incentive Stock Plan to increase the number of shares authorized for issue and to establish individual limits.

                                                      FOR     AGAINST   ABSTAIN
Item 4-Ratification of the appointment of             / /       / /       / /
Deloitte & Touche LLP as the Company's
independant auditors.


                                  WILL ATTEND
                                    MEETING
                                      / /



Signature(s)                                                 Date
            -----------------------------------------------      ---------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                              FOLD AND DETACH HERE

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INSTRUCTION CARD                                                NORTHROP GRUMMAN
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Dear Fellow Employee:

     Just a reminder, your vote and your investment in Northrop Grumman is very important. Please complete and return your Confidential Instruction Card to the Trustee for tabulation as soon as possible.


                                                Kent Kresa
                                                Chairman, President and
                                                Chief Executive Officer



PLEASE RETURN YOUR PROXY PROMPTLY.